Exhibit 99.1

Bacterin Announces Preclinical Results on the use of OsteoSelect® DBM Putty Published in The Journal of Craniofacial Surgery

BELGRADE, Mont., April 23, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft materials and bioactive coatings for medical applications, announced today that positive results utilizing OsteoSelect® Demineralized Bone Matrix Putty bone graft for cranial defect repair has been published in the peer-reviewed Journal of Craniofacial Surgery. This is the first peer reviewed publication evaluating the performance of OsteoSelect® DBM to date.

The article compares the bone regeneration potential of OsteoSelect® DBM to a competitive synthetic bone graft substitute (Novabone Putty) in a rabbit cranial defect model using semi-quantitative histology and quantitative histomorphometry evaluated at 43 and 91 days post-implantation. Defects filled with OsteoSelect® DBM were histologically associated with less inflammation and fibrous tissue in the defect and more new bone than the synthetic counterpart at both time points. Histomorphometric analysis indicated the defects filled with OsteoSelect® DBM were associated with significantly more bone formation at day 43 (70.7% vs 40.7%) and at day 91 (70.4% vs 39.9%) relative to the synthetic bone graft substitute.

“Bacterin is proud to announce yet another peer-reviewed publication supporting the efficacy of our products,” said Gregory Juda, Chief Scientific Officer for Bacterin. “We believe that the results of this animal study further support the superiority of Bacterin’s allograft derived bone grafts over competitive products of synthetic origin. We look forward to substantiating the exceptional performance of the OsteoSelect® product line in future clinical reports.”

The full article may be accessed using the link below or located in the March 2014 issue of The Journal of Craniofacial Surgery.

http://journals.lww.com/jcraniofacialsurgery/Fulltext/2014/03000/Comparison_of_the_Osteogenic_Potential_of.90.aspx

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Rich Cockrell

Rich.Cockrell@thecockrellgroup.com

NY 212.521.4138

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